WACHOVIA SECURITIES, INC.                               Investment Banking Group






                                  PROJECT TARA



                     PRESENTATION TO THE SPECIAL COMMITTEE
                           OF THE BOARD OF DIRECTORS

                       CONFIDENTIAL DISCUSSION MATERIALS



                                  MAY 13, 1999

WACHOVIA SECURITIES, INC.                               Investment Banking Group



                               TABLE OF CONTENTS

              -       DEAL VALUATION SUMMARY..................................................     A


              -       ANALYSIS OF MEADOWCRAFT, INC............................................     B
                      Summary Financial Information...........................................     I
                      Common Stock Analysis...................................................    II
                      Total Return Analysis...................................................   III
                      Research and Investment Opinions Summary................................    IV


              -       VALUATION ANALYSES......................................................     C
                      Comparable Public Companies.............................................     I
                      M&A Transactions Multiples..............................................    II
                      Acquisition Premiums Paid...............................................   III
                      Discounted Cash Flow Analysis...........................................    IV

WACHOVIA SECURITIES, INC.                               Investment Banking Group





                            Deal Valuation Summary

WACHOVIA SECURITIES, INC.                               Investment Banking Group



                                  Project Tara
                                Deal Valuation


Deal Terms:

  Public Non-Affiliate Shares Outstanding [1]                                    5,315,719
  Cash Offer per Share                                                       $       10.00
                                                                             -------------
  Total Cash Consideration                                                   $  53,157,190


  Meadowcraft Shares Outstanding [2]                                            19,708,750
  Cash Offer per Share                                                       $       10.00
                                                                             -------------
  Offer Equity Value [3]                                                     $ 197,087,500
  Meadowcraft Debt [4]                                                          27,012,000
  Less: Meadowcraft Cash on Hand [4]                                                    --
                                                                             -------------
  Offer Enterprise Value                                                     $ 224,099,500


Meadowcraft, Inc. Financial and Market Results:
                                                                              LTM (1/31/99)
                                                                             -------------
   Net Sales                                                                 $ 157,712,000
   EBITDA                                                                       34,189,000
   EBIT                                                                         27,361,000
   Net Income [5]                                                               14,296,000
   Book Value                                                                   50,257,000

   EPS FY 1999E [6]                                                          $        0.52
   EPS FY 2000E [6]                                                                   0.76
   Share Price [7]                                                           $        6.06

 Deal Valuation Ratios:

   Enterprise Value/Net Sales                                                          1.4 x
   Enterprise Value/EBITDA                                                             6.6
   Enterprise Value/EBIT                                                               8.2
   Equity Value/Net Income                                                            13.8
   Equity Value/Book Value                                                             3.9
   Offer Price/EPS FY 1999E                                                           19.2
   Offer Price/EPS FY 2000E                                                           13.2
   Offer Premium over Share Price                                                     64.9%




---------------------------------------
[1] Number provided by the Company.
[2] Meadowcraft shares outstanding as of 5/12/99, provided by Meadowcraft and excluding outstanding options.
[3] Offer equity value is calculated by taking the aggregate number of shares of common stock outstanding, reflected in note 2 above, times the offer price of $10.00 per share, in order to provide a consistent analysis for evaluating the cash consideration to the public non-affiliate stockholders.
[4] Provided by Meadowcraft and as of 5/12/99. Debt does not include amounts outstanding under the company's revolving line of credit.
[5] Adjusted to reflect the company's termination of its S Corporation election in connection with its IPO 11/25/97. As a result, the company recorded a credit to income tax provision in the amount of $3.2 million which has been excluded.
[6] As published by A.G. Edwards & Sons, Inc. on 5/6/99 and reported to First
    Call.
[7] Closing price of Meadowcraft common stock on 4/8/99, one day prior to announcement of the proposed offer.

WACHOVIA SECURITIES, INC.                               Investment Banking Group





                         Analysis of Meadowcraft, Inc.

WACHOVIA SECURITIES, INC.                               Investment Banking Group





                         Summary Financial Information

WACHOVIA SECURITIES, INC.                               Investment Banking Group



                                  Project Tara
                   Historical Quarterly Income Statements [1]
                     (in thousands, except per share data)

                                                    Q1 (October)                                   Q2 (January)
                                         ----------------------------------------        ----------------------------------------
                                           1997            1998            1999            1997          1998 [3]         1999
                                         --------        --------        --------        --------        --------        --------
Revenue                                  $  6,622        $  6,916        $  8,327        $ 27,183        $ 28,546        $ 22,646
Cost of goods                               6,067           6,748          10,414          18,046          19,754          17,942
                                         --------        --------        --------        --------        --------        --------

Gross profit                                  555             168          (2,087)          9,137           8,792           4,704
Selling, general and administrative         1,126           1,141           1,019             787           2,360           2,654
Depreciation and amortization               1,270           1,391           1,704           1,307           1,289           1,712
                                         --------        --------        --------        --------        --------        --------

Income from operations                     (1,841)         (2,364)         (4,810)          7,043           5,143             338
Interest income (expense)                    (985)           (491)           (679)         (1,177)           (893)         (1,031)
                                         --------        --------        --------        --------        --------        --------

Income before taxes                        (2,826)         (2,855)         (5,489)          5,866           4,250            (693)
Provision (credit) for income taxes [2]    (1,051)         (1,062)         (2,042)          2,182           1,582            (251)
                                         --------        --------        --------        --------        --------        --------

Pro forma net income                     $ (1,775)       $ (1,793)       $ (3,447)       $  3,684        $  2,668        $   (442)
                                         ========        ========        ========        ========        ========        ========

Basic average shares outstanding           16,561          16,561          19,709          16,000          18,662          19,709
Diluted average shares outstanding         16,561          16,561          19,709          16,000          18,662          19,709

Net income per share (basic & diluted)   $  (0.11)       $  (0.11)       $  (0.17)       $   0.23        $   0.14        $  (0.02)
                                         ========        ========        ========        ========        ========        ========

EBITDA                                   $   (571)       $   (973)       $ (3,106)       $  8,350        $  6,432        $  2,050

Revenue growth                                                4.4%           20.4%                            5.0%          -20.7%
Operating income growth                                     (28.4%)        (103.5%)                         (27.0%)         (93.4%)
Pre-tax income growth                                        (1.0%)         (92.3%)                         (27.5%)        (116.3%)
Net income growth                                            (1.0%)         (92.2%)                         (27.6%)        (116.6%)


                                                  Q3 (April)                             Q4 (July)
                                             ------------------------       -------------------------------------
                                               1997            1998           1996           1997           1998
                                             --------        --------       --------       --------       --------
Revenue                                      $ 75,907        $ 81,840       $ 32,233       $ 35,368       $ 44,899
Cost of goods                                  49,932          52,849         24,270         25,932         32,904
                                             --------        --------       --------       --------       --------

Gross profit                                   25,975          28,991          7,963          9,436         11,995
Selling, general and administrative             4,568           3,456          1,329          1,722          2,287
Depreciation and amortization                   1,356           1,754          1,235          1,237          1,658
                                             --------        --------       --------       --------       --------

Income from operations                         20,051          23,781          5,399          6,477          8,050
Interest income (expense)                      (1,807)         (1,606)        (1,304)        (1,161)        (1,272)
                                             --------        --------       --------       --------       --------

Income before taxes                            18,244          22,175          4,095          5,316          6,778
Provision (credit) for income taxes [2]         6,786           8,250          1,523          1,978          2,518
                                             --------        --------       --------       --------       --------

Pro forma net income                         $ 11,458        $ 13,925       $  2,572       $  3,338       $  4,260
                                             ========        ========       ========       ========       =========

Basic average shares outstanding               16,000          19,709         16,000         16,000         19,709
Diluted average shares outstanding             16,000          19,727         16,000         16,000         19,709

Net income per share (basic & diluted)       $   0.72        $   0.71       $   0.16       $   0.21       $   0.22
                                             ========        ========       ========       ========       =========

EBITDA                                       $ 21,407        $ 25,535       $  6,634       $  7,714       $  9,708

Revenue growth                                                    7.8%                          9.7%          26.9%
Operating income growth                                          18.6%                         20.0%          24.3%
Pre-tax income growth                                            21.5%                         29.8%          27.5%
Net income growth                                                21.5%                         29.8%          27.6%

------------------------------
[1] Meadowcraft's fiscal year end is July 31. Prior to the company's IPO on
    November 25, 1997, its fiscal year end was April 30.
[2] Prior to 1998, the company was taxed as an S-corp. The income taxes prior to 1998 are pro forma as if the company had been taxed as a C-corp subject to state and federal taxes.
[3] Net income for the quarter ended January 1998 is adjusted to reflect the company's termination of its S-Corp. election in connection with its IPO. As a result, the company recorded a credit to income tax provision in the amount of $3.2 million which has been excluded.

WACHOVIA SECURITIES, INC.                               Investment Banking Group



                                  Project Tara
                      Historical Annual Income Statements
                     (in thousands, except per share data)

                                                                    Year Ended [1]
                                           -------------------------------------------------------------------
                                           April 30, 1995   April 28, 1996    May 3, 1997     July 31, 1998[3]
                                           --------------   --------------    -----------     ----------------

Revenues                                     $ 120,767        $ 117,419        $ 141,945        $ 162,201
Cost of goods sold                              88,587           87,849           98,315          112,255
                                             ---------        ---------        ---------        ---------

Gross profit                                    32,180           29,570           43,630           49,946
Selling, general and administrative              8,926            7,992            7,879            9,244
Depreciation and amortization                    2,340            4,006            5,099            6,092
                                             ---------        ---------        ---------        ---------

Income from operations                          20,914           17,572           30,652           34,610
Interest income (expense)                       (4,881)          (5,018)          (5,274)          (4,262)
                                             ---------        ---------        ---------        ---------

Income before taxes                             16,033           12,554           25,378           30,348
Provision (credit) for income taxes [2]          6,071            4,685            9,439           11,289
                                             ---------        ---------        ---------        ---------

Pro forma net income                         $   9,962        $   7,869        $  15,939        $  19,059
                                             =========        =========        =========        =========

Basic average shares outstanding                16,000           16,000           16,000           18,520
Diluted average shares outstanding              16,000           16,000           16,000           18,524

Net income per share (basic & diluted)       $    0.62        $    0.49        $    1.00        $    1.03
                                             =========        =========        =========        =========
EBITDA                                       $  23,254        $  21,578        $  35,751        $  40,702

Revenue growth                                                     (2.8%)           20.9%            14.3%
Operating income growth                                           (16.0%)           74.4%            12.9%
Pre-tax income growth                                             (21.7%)          102.2%            19.6%
Net income growth                                                 (21.0%)          102.6%            19.6%

------------------------------
[1] Meadowcraft's fiscal year end is now July 31. Prior to the company's IPO on
    November 25, 1997, its fiscal year end was in April.
[2] Prior to 1998, the company was taxed as an S-corp. The income taxes prior to 1998 are pro forma as if the company had been taxed as a C-corp subject to state and federal taxes.
[3] 1998 net income has been adjusted to reflect the company's termination of its S Corporation election in connection with its IPO. As a result, the company has recorded a credit to income tax provision in the amount of $3.2 million which has been excluded.

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  Project Tara
                        Projected Income Statements [1]
                                 (in thousands)

                                                                 Year Ending July 31,
                                   ------------------------------------------------------------------------------
                                     1999          2000          2001          2002          2003          2004
                                   --------      --------      --------      --------      --------      --------
Net sales                          $141,212      $162,937      $171,084      $179,638      $188,620      $198,051
Cost of sales                       105,467       118,011       122,201       126,514       130,954       135,521
                                   --------      --------      --------      --------      --------      --------

Gross profit                         35,745        44,926        48,883        53,124        57,666        62,530
Total operating expenses              8,911         9,122         9,350         9,584         9,823        10,069
                                   --------      --------      --------      --------      --------      --------

EBITDA                               26,834        35,804        39,533        43,540        47,843        52,461
Depreciation and amortization         7,174         7,632         8,410         9,583        10,920        12,443
                                   --------      --------      --------      --------      --------      --------

Total operating income               19,660        28,172        31,123        33,957        36,923        40,018
Interest expense                      4,159         3,652         3,021         2,348         1,279           544
Interest (income)                        --            --            --            --            --            --
                                   --------      --------      --------      --------      --------      --------

Other expenses (income)               4,159         3,652         3,021         2,348         1,279           544
                                   --------      --------      --------      --------      --------      --------

Pre-tax income                       15,501        24,519        28,102        31,609        35,644        39,474
Provision for income taxes            5,767         9,121        10,454        11,758        13,260        14,684
                                   --------      --------      --------      --------      --------      --------

Pro forma net income               $  9,735      $ 15,398      $ 17,648      $ 19,850      $ 22,385      $ 24,790
                                   ========      ========      ========      ========      ========      ========

[1] Projections based upon FY 1999 and FY 2000 Company forecasts and assumptions provided by the Company for the fiscal years thereafter.

WACHOVIA SECURITIES, INC.                               Investment Banking Group


                                  Project Tara
                               Balance Sheets [1]
                                 (in thousands)

                                   As of July 31,                                 As of July 31,
                                -------------------    -------------------------------------------------------------------
                                  1997       1998         1999       2000       2001       2002        2003         2004
                                --------  ---------    ---------   ---------  ---------  ---------   ---------   ---------
ASSETS
------
Cash                            $     --  $      --    $      --   $  11,109  $  24,191  $  39,900   $  49,077   $  72,094
Due from factor                   10,758     14,686       19,920      21,292     22,357     23,474      24,648      25,881
Accounts receivable                5,700      6,810        7,151       7,508      7,883      8,278       8,691       9,126
Inventory                         11,590     21,599       21,599      18,844     19,786     20,776      21,814      22,905
Prepaid expenses and other           293        359          450         450        450        450         450         450
Deferred income taxes                 --      4,334        3,794       3,794      3,794      3,794       3,794       3,794
                                --------  ---------    ---------   ---------  ---------  ---------   ---------   ---------

Total current assets              28,341     47,788       52,913      62,997     78,461     96,671     108,475     134,249

Land                               4,966      8,130        8,130       8,130      8,130      8,130       8,130       8,130
Gross plant and equip             54,903     76,299       79,814      83,329     91,739    101,322     112,241     124,684
Accumulated depreciation         (17,908)   (23,039)     (30,213)    (37,845)   (46,255)   (55,838)    (66,758)    (79,200)
                                --------  ---------    ---------   ---------  ---------  ---------   ---------   ---------

Net P,P&E                         41,961     61,390       57,731      53,614     53,614     53,614      53,614      53,614
Other assets                         770        973          900         779        658        537         416         295
                                --------  ---------    ---------   ---------  ---------  ---------   ---------   ---------

Total assets                    $ 71,072  $ 110,151    $ 111,544   $ 117,390  $ 132,733  $ 150,822   $ 162,504   $ 188,158
                                ========  =========    =========   =========  =========  =========   =========   =========

[1] Projections based upon FY 1999 and FY 2000 Company forecasts and assumptions provided by the Company for the fiscal years thereafter.

WACHOVIA SECURITIES, INC.                               Investment Banking Group



                                  Project Tara
                               Balance Sheets [1]
                                 (in thousands)

                                            As of July 31,                                As of July 31,
                                         --------------------   ------------------------------------------------------------------
                                           1997        1998       1999        2000        2001       2002       2003       2004
                                         --------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
LIABILITIES & EQUITY
Current maturities & short-term debt     $  4,550   $   2,990   $   2,990   $   2,990   $   2,990  $   2,990  $   2,990  $   2,990
Accounts payable                            2,847       2,400       2,390       4,000       4,200      4,410      4,631      4,862
Accrued expenses and warranty               6,913       6,594      10,671       9,700      10,185     11,204     12,324     13,556
Income taxes payable                           --       2,799       1,040         888         888        888        888        888
                                         --------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
Total current liabilities                  14,310      14,783      17,091      17,578      18,263     19,492     20,832     22,296

Long term debt
                   Revolver                    --          --       2,790          --          --         --         --         --
                   Notes payable           10,226      14,024       4,259          --          --         --         --         --
                   2003 term note              --      21,003      18,613      16,223      13,833     11,443         --         --
                   2012 term note              --       6,000       5,600       5,200       4,800      4,400      4,000      3,600
                   Other term notes        12,400          --          --          --          --         --         --         --
                   Promissory notes         2,842          --          --          --          --         --         --         --
                                         --------   ---------   ---------   ---------   ---------  ---------  ---------  ---------

                   Total debt              25,468      41,027      31,262      21,423      18,633     15,843      4,000      3,600
                   Less current portion    (4,550)     (2,990)     (2,990)     (2,990)     (2,990)    (2,990)    (2,990)    (2,990)
                                         --------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
                   Total long-term debt    20,918      38,037      28,272      18,433      15,643     12,853      1,010        610

Capitalized lease obligations               2,700       2,500       2,300       2,100       1,900      1,700      1,500      1,300
                                         --------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
Total liabilities                          37,928      55,320      47,663      38,111      35,806     34,045     23,342     24,206
Common stock                                  160         197         197         197         197        197        197        197
Additional paid-in-capital                    340      44,614      44,614      44,614      44,614     44,614     44,614     44,614
Retained earnings                          32,644      10,020      19,070      34,468      52,116     71,966     94,351    119,141
                                         --------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
Total stockholders' equity                 33,144      54,831      63,881      79,279      96,927    116,777    139,162    163,952
                                         --------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
Total liabilities & equity               $ 71,072   $ 110,151   $ 111,544   $ 117,390   $ 132,733  $ 150,822  $ 162,504  $ 188,158
                                         ========   =========   =========   =========   =========  =========  =========  =========

[1] Projections based upon FY 1999 and FY 2000 Company forecasts and assumptions provided by the Company for the fiscal years thereafter.

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  Project Tara
                       Projected Cash Flow Statements [1]
                                 (in thousands)

                                                                                Year Ending July 31,
                                                        -------------------------------------------------------------------
                                                          1999        2000         2001        2002       2003        2004
                                                        --------    --------    --------    --------    --------   --------
Cash flows from operating activities:
    Net income                                          $  9,735    $ 15,398    $ 17,648    $ 19,850    $ 22,385   $ 24,790
    Depreciation                                           7,174       7,632       8,410       9,583      10,920     12,443
    Changes in current assets                             (5,125)      1,025      (2,382)     (2,501)     (2,626)    (2,758)
    Changes in current liabilities                         2,308         487         685       1,229       1,341      1,464
                                                        --------    --------    --------    --------    --------   --------
Net cash provided by operating activities                 14,092      24,543      24,361      28,160      32,019     35,939

Cash flows from investing activities:
    Capital expenditures (net of dispositions)            (3,515)     (3,515)     (8,410)     (9,583)    (10,920)   (12,443)
    Changes in other long-term assets & liabilities         (127)        (79)        (79)        (79)        (79)       (79)
                                                        --------    --------    --------    --------    --------   --------
Net cash provided by investing activities                 (3,642)     (3,594)     (8,489)     (9,662)    (10,999)   (12,522)

Cash flows from financing activities:
    Dividends paid                                          (685)         --          --          --          --         --
    Repayment of debt                                    (12,555)     (9,839)     (2,790)     (2,790)    (11,843)      (400)
    Drawdown on revolver                                   2,790          --          --          --          --         --
                                                        --------    --------    --------    --------    --------   --------
Net cash provided by financing activities                (10,450)     (9,839)     (2,790)     (2,790)    (11,843)      (400)
                                                        --------    --------    --------    --------    --------   --------
Net additions to cash                                   $     --    $ 11,109    $ 13,082    $ 15,708    $  9,177   $ 23,017
                                                        ========    ========    ========    ========    ========   ========

Beginning cash balance                                        --          --    $ 11,109    $ 24,191    $ 39,900   $ 49,077
Ending cash balance                                           --    $ 11,109    $ 24,191    $ 39,900    $ 49,077   $ 72,094

[1] Projections based upon FY 1999 and FY 2000 Company forecasts and assumptions provided by the Company for the fiscal years thereafter.

WACHOVIA SECURITIES, INC.                               Investment Banking Group





                             Common Stock Analysis

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                               Meadowcraft, Inc.
                           Price/Volume Performance
                       November 25, 1997 to May 12, 1999


                                    [GRAPH]


*The Company went public on 11/25/97 selling 3,225,000 shares at $13.00.

WACHOVIA SECURITIES, INC.                               Investment Banking Group





                             Total Return Analysis

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                 Project Tara
                        Total Return Since 11/28/97[1]


                                    [GRAPH]

---------------------------------------
*See footnotes on following page.

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  Project Tara
                          Total Return Since 11/28/97
                                  (footnotes)


----------------------------------------------------
Source: Bloomberg (reported on a weekly basis)

[1] Total return is calculated from 11/28/97 through 5/7/99.
[2] Meadowcraft's total return is based upon the offer price of $10.00 per share to be received by the public non-affiliate stockholders versus $13.00, the offering price for the company's IPO which began trading on 11/25/97.
[3] Meadowcraft's total return is based upon the current market price as of 4/8/99, one day prior to announcement, of $6.06 versus $13.00, the offering price for the company's IPO which began trading on 11/25/97.
[4] The total return for WLFI reflects an acquisition premium. On January
    15, 1999, one day prior to the initial announcement of the proposed transaction, the common stock was $27.00, which represents a total return of 83.0% over its price on 11/28/97.

WACHOVIA SECURITIES, INC.                               Investment Banking Group





                            Research and Investment
                               Opinions Summary

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  Project Tara
                  Research and Investment Opinions Summary [1]

                               Date of Last           EPS Estimate           P/E Multiple [2]                             Price
Research Firm               Earnings Estimate     FY 1999      FY 2000     FY 1999     FY 2000      Recommendation      Target [3]
-----------------------------------------------------------------------------------------------------------------------------------
A.G. Edwards & Sons, Inc.       06-May-99          $ 0.52       $ 0.76       11.66 x      7.98 x          Maintain    $6.00 - $7.00




---------------------------------------
[1] Based upon data available on May 12, 1999. The last available report for the Red Chip Review is dated 11/10/98. Because of the Company's material announcements regarding its business, operations and prospects since that date, the information has been deemed to be not meaningful, and therefore has not been included here.
[2] Based upon Meadowcraft's stock price on April 8, 1999, one day prior to announcement of the proposed offer.
[3] The time frame for the price target is the next twelve months.

WACHOVIA SECURITIES, INC.                               Investment Banking Group






                              Valuation Analyses

WACHOVIA SECURITIES, INC.                               Investment Banking Group






                               Comparable Public
                                   Companies

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  PROJECT TARA
                   DESCRIPTION OF COMPARABLE PUBLIC COMPANIES


BUSH INDUSTRIES, INC. (SYM: BSH)

Bush Industries, Inc. designs, manufactures and sells ready-to-assemble furniture products in various price ranges for both business and consumer use. The company's products include audio/video home entertainment centers, home theatre furniture systems, audio cabinets, television/VCR carts, room dividers, wall units, bookcases, bedroom and kitchen/utility furniture, microwave carts, computer desks and workstations, hutches, printer stands, double pedestal executive desks, credenzas, storage armoires and file cabinets.


                                    [GRAPH]

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  PROJECT TARA
                   DESCRIPTION OF COMPARABLE PUBLIC COMPANIES


CHROMCRAFT REVINGTON, INC. (SYM: CRC)

Chromcraft designs, manufactures and sells residential and commercial furniture through its wholly-owned subsidiaries, Chromcraft Corporation, Peters-Revington Corporation, Silver Furniture Co., Inc., and Cochrane Furniture Company, Inc. The company's Chromcraft products include mid-to-higher priced casual dining furniture. Peters-Revington products consist of moderately priced occasional furniture. Silver Furniture manufactures occasional tables and the Cochrane division makes and sells medium-priced wood dining room and bedroom furniture, mainly in traditional and country styling.

                                    [GRAPH]

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  PROJECT TARA
                   DESCRIPTION OF COMPARABLE PUBLIC COMPANIES


FLEXSTEEL INDUSTRIES, INC. (SYM: FLXS)

Flexsteel Industries, Inc. manufactures and sells a broad line of quality upholstered furniture for the retail furniture market, contract furniture market and recreational vehicle furniture market. The company's classes of products include a variety of wood and upholstered furniture (including upholstered reclining and rocker-reclining chairs), swivel rockers, chairs, sofas, sofa beds, loveseats and convertible bedding units, some or all of which are for home, office, recreational vehicles, vans and mobile homes.
Products are sold to several national chains, some of which sell on a private label basis.

                                    [GRAPH]

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  PROJECT TARA
                   DESCRIPTION OF COMPARABLE PUBLIC COMPANIES


PULASKI FURNITURE CORPORATION (SYM: PLFC)

Pulaski Furniture Corporation manufactures and sells medium-priced wooden bedroom, dining room and occasional furniture. The company has an import division that supplements its product mix with furniture and component parts. Pulaski is best known in the furniture industry for its extensive line of curios, collector's cabinets and hall trees. Also, the company manufactures grandfather, mantel and wall clocks through its subsidiary Ridgeway Clock Company.


                                    [GRAPH]

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  PROJECT TARA
                   DESCRIPTION OF COMPARABLE PUBLIC COMPANIES


THE ROWE COMPANIES (SYM: ROW)

The Rowe Companies is comprised primarily of Rowe Furniture Inc., its core upholstered furniture subsidiary; The Mitchell Gold Co., a producer of upholstered leather furniture; The Wexford Collection, Inc., a producer of solid wood furniture; and Home Elements, Inc., a chain of retail specialty home furnishings stores. The company's upholstered goods consist primarily of sofas, loveseats and chairs and are sold primarily in the middle to upper-middle price range. The company sells its manufactured products primarily through an exclusive sales force of commissioned employees to national, regional and local retailers.

                                    [GRAPH]

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  PROJECT TARA
                   DESCRIPTION OF COMPARABLE PUBLIC COMPANIES


STANLEY FURNITURE COMPANY, INC. (SYM: STLY)

Stanley Furniture Company, Inc. designs and manufactures wood furniture exclusively targeted at the upper-medium price range of the residential market including bedroom, dining room, youth bedroom, living room tables, entertainment centers, home office and upholstery. The company provides wood product in a variety of woods, veneers and finishes. The company's product lines cover all major design categories including European, traditional, contemporary/transitional, eighteenth century and country/nostalgia designs.

                                    [GRAPH]

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  PROJECT TARA
                   DESCRIPTION OF COMPARABLE PUBLIC COMPANIES


WINSLOEW FURNITURE, INC. (SYM: WLFI)

WinsLoew Furniture, Inc. designs, manufactures and distributes three principal product lines: casual furniture for both the residential and contract markets, contract seating designed for restaurant, lodging, office or other general institutional use, and ready-to-assemble furniture. The company's casual furniture products for residential use consist principally of medium to upper-medium priced indoor and outdoor furniture and include numerous style collections such as traditional, European and contemporary design patterns.

                                    [GRAPH]

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  Project Tara
                         Comparable Companies Analysis
                      (in millions, except per share data)


                                                       Current     52 Week Price               Equity                  Market
                                              Year      Price    -----------------    Shares   Market       Net       Value of
         Company                   Ticker     End      5/12/99     High       Low     Outst.    Value     Debt [1]  Capital. [2]
                                   ------    -----     -------   -------   -------    ------   -------    --------  ------------
Bush Industries, Inc. [4]           BSH       Dec.      $ 15.63   $ 27.31   $ 10.38     13.9    $ 216.8    $ 119.5     $ 336.3
Chromcraft Revington, Inc. [5]      CRC       Dec.        16.50     19.59     13.88     10.8      177.7       --         177.7
Flexsteel Industries, Inc. [6]      FLXS     June         13.38     14.25      9.13      6.7       89.7       --          89.7

Pulaski Furniture Corporation       PLFC      Nov.        22.00     27.00     19.25      2.9       63.7       25.1        88.8
The Rowe Companies [7]              ROW       Nov.        11.38     14.00      6.88     12.3      139.8       34.2       174.0
Stanley Furniture Company           STLY      Dec.        22.56     27.38     11.25      7.1      160.6       36.4       197.0
WinsLoew Furniture, Inc. [8]        WLFI      Dec.        33.00     33.38     15.50      7.2      237.0        4.7       241.7



Meadowcraft, Inc. [9]               MWI       July      $  6.06   $ 16.63   $  4.06     19.7    $ 119.5    $  27.0     $ 146.5

Meadowcraft, Inc. [9] [10]          MWI       July      $ 10.00   $ 16.63   $  4.06     19.7    $ 197.1    $  27.0     $ 224.1


                                              Latest Twelve Months                    First Call
                                     -------------------------------------       EPS Estimates [3]
                                       Net                           Net      ------------------------
         Company                     Revenues   EBITDA     EBIT     Income      LTM     1999E    2000E
                                     --------   ------    ------    -------   ------   ------   ------
Bush Industries, Inc. [4]             $ 416.3    $ 36.9    $ 18.7    $  7.1    $ 0.49   $ 1.13   $ 1.63
Chromcraft Revington, Inc. [5]          237.8      32.3      28.0      16.5      1.44     1.59     1.75
Flexsteel Industries, Inc. [6]          253.9      19.3      13.5       8.5      1.22     1.40       NA

Pulaski Furniture Corporation           177.0      17.5      12.0       6.7      2.35     2.69       NA
The Rowe Companies [7]                  208.0      21.3      17.2      10.6      0.89     1.02     1.18
Stanley Furniture Company               253.3      35.2      29.4      15.4      1.95     2.17     2.45
WinsLoew Furniture, Inc. [8]            146.7      34.6      31.9      19.6      2.60     2.55       NA



Meadowcraft, Inc. [9]                 $ 157.7    $ 34.2    $ 27.4    $ 14.3    $ 0.78   $ 0.64   $ 0.76

Meadowcraft, Inc. [9] [10]            $ 157.7    $ 34.2    $ 27.4    $ 14.3    $ 0.78   $ 0.64   $ 0.76

-------------
[1] Net debt equals long-term debt less cash and cash equivalents. In the event that cash exceeds long-term debt, net debt is assumed to be zero.
[2] Market value of capitalization equals market value of equity plus net debt. [3] EPS estimates are from First Call and are shifted to reflect calendar year ends, except as otherwise noted.
[4] BSH EBITDA and balance sheet information are as of 12/31/98, as that is all that is publicly available at this time. Financials for the three months ended 4/3/99 exclude an after-tax restructuring charge of $6.5 million.
[5] CRC EBITDA is as of 12/31/98, as that is all that is publicly available at this time.
[6] FLXS depreciation and amortization for the periods ended 3/31/99 and 3/31/98 were estimated by applying the three year historical average depreciation & amortization as a percentage of revenues of 2.29%.
     Net income and EPS for the year ended 6/30/98 exclude a $720,000 (or $0.10 per share) non-taxable gain from insurance settlement.
[7] ROW earnings estimates reflect a November year end. EBITDA, EBIT, net income and EPS for the year ended 11/30/98 exclude a $1.8 million gain on sale of receivables.
[8] On 5/5/99 the Company accepted an offer from Trivest Furniture Corp. to purchase the Company for $34.75 a share. On 1/15/99, one day prior to the announcement, WLFI's closing stock price was $27.00.
[9] The company terminated its S Corporation election in connection with their IPO in November 1997. As a result, for the year ended 7/31/98, the company recorded a credit to income tax provision in the amount of $3.2 million. This amount has been excluded from net income and EPS. Calendar 2000 earnings estimates reflect FY 2000 projections provided by the Company and projections based on assumptions provided by the Company.
     The current stock price reflects the stock price on April 8, 1999, one day prior to announcement of the proposed offer.
[10] The offer analysis is calculated by taking the aggregate number of shares of common stock outstanding as of 5/12/99 times the offer price of $10.00 per share, in order to provide a consistent analysis for evaluating the cash offer to the public non-affiliate stockholders.

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  Project Tara
                         Comparable Companies Analysis
                      (in millions, except per share data)

                                                                                Total Debt                  Market Value
                                    Latest                       Net    Return    to BV     3-Year    of Capitalization to LTM
                                    Twelve    EBITDA    EBIT   Income     on     of Total    CAGR     ------------------------
            Company                 Months    Margin   Margin  Margin   Equity   Capital     Sales    Sales    EBITDA     EBIT
                                    ------    ------   ------  ------   ------  ----------  ------    -----    ------    -----
Bush Industries, Inc. [4]           Apr-99      8.9%     4.5%    1.7%     5.8%    49.6%      27.0%      0.8 x    9.1 x    18.0 x
Chromcraft Revington, Inc. [5]      Apr-99     13.6%    11.8%    6.9%    16.4%     0.0%      16.0%      0.7      5.5       6.3
Flexsteel Industries, Inc. [6]      Mar-99      7.6%     5.3%    3.3%    10.4%     2.0%       7.3%      0.4      4.6       6.6

Pulaski Furniture Corporation       Jan-99      9.9%     6.8%    3.8%    11.2%    29.7%       1.7%      0.5      5.1       7.4
The Rowe Companies [7]              Feb-99     10.2%     8.3%    5.1%    22.2%    41.7%      16.4%      0.8      8.2      10.1
Stanley Furniture Company           Mar-99     13.9%    11.6%    6.1%    23.0%    37.0%      10.7%      0.8      5.6       6.7
WinsLoew Furniture, Inc. [8]        Mar-99     23.6%    21.7%   13.4%    29.2%     9.1%       9.7%      1.6      7.0       7.6

Mean                                           12.5%    10.0%    5.8%    16.9%    24.1%      12.7%      0.8 x    6.4 x     9.0 x

Median                                         10.2%     8.3%    5.1%    16.4%    29.7%      10.7%      0.8      5.6       7.4

Meadowcraft, Inc. [9]               Jan-99     21.7%    17.3%    9.1%    28.4%    35.0%      17.5%      0.9 x    4.3 x     5.4 x

Meadowcraft, Inc. [9] [10]          Jan-99     21.7%    17.3%    9.1%    28.4%    35.0%      17.5%      1.4 x    6.6 x     8.2 x


                                       MV of      Current Share Price/EPS
                                     Equity/BV   -------------------------
            Company                  of Equity   LTM      1999E      2000E
                                     ---------   ----     -----      -----
Bush Industries, Inc. [4]               1.8 x    32.1 x    13.8 x     9.6 x
Chromcraft Revington, Inc. [5]          1.8      11.5      10.4       9.4
Flexsteel Industries, Inc. [6]          1.1      11.0       9.6        NA

Pulaski Furniture Corporation           1.1       9.4       8.2        NA
The Rowe Companies [7]                  2.9      12.8      11.2       9.6
Stanley Furniture Company               2.4      11.6      10.4       9.2
WinsLoew Furniture, Inc. [8]            3.5      12.7      12.9        NA

Mean                                    2.1 x    14.4 x    10.9 x     9.5 x

Median                                  1.8      11.6      10.4       9.5

Meadowcraft, Inc. [9]                   2.4 x     7.8 x     9.5 x     8.0 x

Meadowcraft, Inc. [9] [10]              3.9 x    12.8 x    15.6 x    13.2 x

----------------------
[1] Net debt equals long-term debt less cash and cash equivalents. In the event that cash exceeds long-term debt, net debt is assumed to be zero.
[2] Market value of capitalization equals market value of equity plus net debt. [3] EPS estimates are from First Call and are shifted to reflect calendar year ends, except as otherwise noted.
[4] BSH EBITDA and balance sheet information are as of 12/31/98, as that is all that is publicly available at this time. Financials for the three months ended 4/3/99 exclude an after-tax restructuring charge of $6.5 million.
[5] CRC EBITDA is as of 12/31/98, as that is all that is publicly available at this time.
[6] FLXS depreciation and amortization for the periods ended 3/31/99 and 3/31/98 were estimated by applying the three year historical average depreciation & amortization as a percentage of revenues of 2.29%.
     Net income and EPS for the year ended 6/30/98 exclude a $720,000 (or $0.10 per share) non-taxable gain from insurance settlement.
[7] ROW earnings estimates reflect a November year end. EBITDA, EBIT, net income and EPS for the year ended 11/30/98 exclude a $1.8 million gain on sale of receivables.
[8] On 5/5/99 the Company accepted an offer from Trivest Furniture Corp. to purchase the Company for $34.75 a share. On 1/15/99, one day prior to the announcement, WLFI's closing stock price was $27.00.
[9] The company terminated its S Corporation election in connection with their IPO in November 1997. As a result, for the year ended 7/31/98, the company recorded a credit to income tax provision in the amount of $3.2 million. This amount has been excluded from net income and EPS. Calendar 2000 earnings estimates reflect FY 2000 projections provided by the Company and projections based on assumptions provided by the Company.
     The current stock price reflects the stock price on April 8, 1999, one day prior to announcement of the proposed offer.
[10] The offer analysis is calculated by taking the aggregate number of shares of common stock outstanding as of 5/12/99 times the offer price of $10.00 per share, in order to provide a consistent analysis for evaluating the cash offer to the public non-affiliate stockholders.

WACHOVIA SECURITIES, INC.                               Investment Banking Group




                          M&A Transactions Multiples

WACHOVIA SECURITIES, INC.                               Investment Banking Group



                                  Project Tara
                Analysis of Multiples Paid for M&A Transactions
                           in the Furniture Industry
                      From November 1, 1998 to May 7, 1999
                                ($ in millions)


Announcement                                                                                        Form of
  Date [1]             Acquiror Name                           Target Name                       Consideration
------------  ---------------------------------       -----------------------------------     ----------------------
Announced or Completed Transactions
-----------------------------------------------
01/18/99      Trivest Furniture Corporation           WinsLoew Furniture, Inc. [4]            Cash

9/21/98 [5]   Pulaski Furniture Corporation           Dawson Furniture Company, Inc.          Cash
03/24/99      Warburg Pincus & Co.                    Knoll, Inc.                             Cash
03/26/99      Bruckmann, Rosser, Sherrill & Co.       Cort Business Services Corp.            Cash & Preferred Stock
05/06/99      Falcon Products, Inc.                   Shelby Williams Industries, Inc.        Cash




04/09/99      SRB-MWI, LLC                        Meadowcraft, Inc. [6]                       Cash




Announcement                                                         Enterprise      Equity        Book
  Date [1]                   Target Business Description             Value [2]      Value [3]      Value
------------          -----------------------------------------      ----------    ----------    --------
01/18/99              Designs, manufactures and distributes          $    254.3    $    249.6    $   67.2
                        outdoor furniture and contract seating
9/21/98 [5]           Manufactures solid pine and oak furniture            14.8          14.8        15.2
03/24/99              Designs & manufactures office furniture           1,157.3       1,015.5       343.9
03/26/99              National provider of rental furniture               437.1         347.0       175.7
05/06/99              Designs & manufactures seating products             144.6         144.6        65.0




04/09/99              Manufactures and produces casual               $    224.1    $    197.1    $   50.3
                        indoor and outdoor furniture

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  Project Tara
                Analysis of Multiples Paid for M&A Transactions
                           in the Furniture Industry
                      From November 1, 1998 to May 7, 1999
                                ($ in millions)


                                                                                       Target Values - Latest Twelve Months (LTM)
                                                                                       -------------------------------------------
Announcement                                                                            Net    Operating  Oper. Cash      Net
  Date [1]       Acquiror Name                        Target Name                      Sales     Income      Flow      Income [7]
------------     ---------------------------------    -------------------------------  ------  ---------  ----------   ----------
Announced or Completed Transactions
--------------------------------------------------
01/18/99         Trivest Furniture Corporation        WinsLoew Furniture, Inc. [4]     $146.7    $ 31.9      $ 34.6       $19.6

9/21/98 [5]      Pulaski Furniture Corporation        Dawson Furniture Company, Inc.     19.3       2.3         2.5         1.8
03/24/99         Warburg Pincus & Co.                 Knoll, Inc.                       948.7     171.5       208.0        93.0
03/26/99         Bruckmann, Rosser, Sherrill & Co.    Cort Business Services Corp.      319.0      52.6        97.9        25.9
05/06/99         Falcon Products, Inc.                Shelby Williams Industries, Inc   170.6      16.8        19.3        10.8

                           Mean
                           Median

04/09/99         SRB-MWI, LLC                         Meadowcraft, Inc. [6]            $157.7    $ 27.4      $ 34.2       $14.3

Number of Data Points
Ranking (1=highest) [8]


                                            Enterprise    Enterprise   Enterprise     Equity        Equity
Announcement                                   Value/    Value/ Oper. Value/ Oper.    Value/         Value/
  Date [1]                                   Net Sales      Income     Cash Flow    Net Income    Book Value
------------                                ----------   ------------ ------------  ----------    ----------
Announced or Completed Transactions
-----------------------------------

01/18/99                                        1.7 x         8.0 x       7.4 x        12.7 x         3.7 x

9/21/98 [5]                                     0.8           6.4         6.0           8.2           1.0
03/24/99                                        1.2           6.7         5.6          10.9           3.0
03/26/99                                        1.4           8.3         4.5          13.4           2.0
05/06/99                                        0.8           8.6         7.5          13.4           2.2

                           Mean                 1.2 x         7.6 x       6.2 x        11.7 x         2.4 x
                           Median               1.2           8.0         6.0          12.7           2.2

04/09/99         SRB-MWI, LLC                   1.4 x         8.2 x       6.6 x        13.8 x         3.9 x

Number of Data Points                             6             6           6             6             6
Ranking (1=highest) [8]                           2             3           3             1             1

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  Project Tara
                Analysis of Multiples Paid for M&A Transactions
                           in the Furniture Industry
                                  (footnotes)



------------------------------------
Source: Securities Data Company, SEC filings, press releases and news articles.

 NA = Not Available
 NM = Not Meaningful
[1] Reflects date of first announcement. In some cases, offers have been amended at later dates.
[2] Enterprise value represents the equity value paid in the transaction plus net debt. Net debt includes long term indebtedness paid down or assumed less cash and equivalents. Amount represented reflects the most recent offer announced.
[3] Equity value is calculated by taking the offer price per share times the number of shares outstanding as listed on the most recent company 10Q or 10K.
[4] On January 18, 1999, Trivest made an offer of $30 per share for WLFI. On
    March 30, Trivest increased the offer to $33 per share. On April 21, Hancock Park Associates made WFLI an offer of $33.50 per share. On May 5, WLFI announced that the Company had accepted an amended offer by Trivest of $34.75 per share.
[5] The acquisition was completed on February 28, 1999. Net income excludes
    $242,154 of joint venture distribution of income payable to Pulaski in conjunction with the transactions.
[6] The MWI offer analysis is calculated by taking the aggregate number of shares of common stock outstanding as of 5/11/99 times the offer price of $10.00 per share, in order to provide a consistent analysis for evaluating the cash consideration to the public non-affiliate stockholders.
[7] Net income is presented before discontinued operations or extraordinary items.
[8] The ranking shows Meadowcraft's position within the above universe of comparable transactions.

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  Project Tara
           Analysis of Multiples Paid for Going Private Transactions
                      From November 1, 1998 to May 7, 1999
                                ($ in millions)

Announcement                                                                    Form of
   Date [1]        Acquiror Name                  Target Name                 Consideration
----------------------------------------  ----------------------------   ---------------------
Announced or Completed Transactions
-----------------------------------
 12/08/98   Vestar Capital Group           St. John Knits                                   Cash
 01/18/99   Trivest Furniture Corporation  WinsLoew Furniture, Inc. [4]                     Cash

 01/27/99   RB Capital Inc.                Rock Bottom Brewery [5]                          Cash
 03/24/99   Warburg Pincus & Co.           Knoll, Inc.                                      Cash
 03/25/99   Vestar Capital Group           Sheridan Healthcare, Inc. [6]                    Cash
 03/26/99   Bruckmann, Rosser, Sherrill    Cort Business Services Corp.   Cash & Preferred Stock
              & Co.
 04/09/99   SRB-MWI, LLC                   Meadowcraft, Inc. [7]                            Cash




Announcement                                                    Enterprise         Equity          Book
   Date [1]               Target Business Description            Value [2]        Value [3]        Value
------------        ----------------------------------------   -----------        ---------       -------
Announced or Completed Transactions
-----------------------------------
 12/08/98           Designs & manufactures women's clothing      $  497.4         $  497.4        $ 166.9
 01/18/99           Designs, manufactures and distributes           254.3            249.6           67.2
                      casual outdoor furniture and contract
                      seating
 01/27/99           Owns and operates restaurants                    84.5             80.5           65.4
 03/24/99           Designs & manufactures office furniture       1,157.3          1,015.5          343.9
 03/25/99           Provides physician services to hospitals        116.8             60.9           67.5
 03/26/99           National provider of rental furniture           437.1            347.0          175.7

 04/09/99           Manufactures and produces casual             $  224.1         $  197.1         $ 50.3
                      indoor and outdoor furniture

WACHOVIA SECURITIES, INC.                               Investment Banking Group



                                  Project Tara
           Analysis of Multiples Paid for Going Private Transactions
                      From November 1, 1998 to May 7, 1999
                                ($ in millions)

                                                                                Target Values - Latest Twelve Months (LTM)
                                                                                ------------------------------------------
Announcement                                                                     Net    Operating  Oper. Cash      Net
   Date [1]             Acquiror Name                    Target Name            Sales     Income      Flow      Income [8]
--------------   -----------------------------   ----------------------------   ------ ----------  ----------- -----------
Announced or Completed Transactions
----------------------------------------------
 12/08/98        Vestar Capital Group            St. John Knits                 $286.6    $ 47.9     $ 60.0      $30.0
 01/18/99        Trivest Furniture Corporation   WinsLoew Furniture, Inc. [4]    146.7      31.9       34.6       19.6

 01/27/99        RB Capital Inc.                 Rock Bottom Brewery [5]         160.1      10.4       19.0        6.2
 03/24/99        Warburg Pincus & Co.            Knoll, Inc.                     948.7     171.5      208.0       93.0
 03/25/99        Vestar Capital Group            Sheridan Healthcare, Inc. [6]   113.0      14.8       19.1        6.4
 03/26/99        Bruckmann, Rosser, Sherrill     Cort Business Services Corp.    319.0      52.6       97.9       25.9
                   & Co.



 04/09/99        SRB-MWI, LLC                    Meadowcraft, Inc. [7]          $157.7    $ 27.4     $ 34.2      $14.3

Number of Data Points
Ranking (1=highest) [9]


                        Enterprise   Enterprise      Enterprise       Equity        Equity
Announcement              Value/    Value/ Oper.    Value/ Oper.      Value/        Value/
  Date [1]               Net Sales     Income        Cash Flow      Net Income    Book Value
                        ----------  ------------    ------------    ----------    ----------


 12/08/98                   1.7 x       10.4 x           8.3 x          16.6 x        3.0 x
 01/18/99                   1.7          8.0             7.4            12.7          3.7

 01/27/99                   0.5          8.1             4.4            12.9          1.2
 03/24/99                   1.2          6.7             5.6            10.9          3.0
 03/25/99                   1.0          7.9             6.1             9.6          0.9
 03/26/99                   1.4          8.3             4.5            13.4          2.0

             Mean           1.3 x        8.2 x           6.0 x          12.7 x        2.3 x
             Median         1.3          8.0             5.8            12.8          2.5


04/09/99                    1.4 x        8.2 x           6.6 x          13.8 x        3.9 x

Number of Data Points         7            7               7               7            7
Ranking (1=highest) [9]       3            3               3               2            1


WACHOVIA SECURITIES, INC.                               Investment Banking Group



                                  Project Tara
           Analysis of Multiples Paid for Going Private Transactions
                                  (footnotes)

------------------------------
Source: Securities Data Company, SEC filings, press releases and news articles.

 NA = Not Available
 NM = Not Meaningful
[1] Reflects date of first announcement. In some cases, offers have been amended at later dates.
[2] Enterprise value represents the equity value paid in the transaction plus net debt. Net debt includes long term indebtedness paid down or assumed less cash and equivalents. Amount represented reflects the most recent offer announced.
[3] Equity value is calculated by taking the offer price per share times the number of shares outstanding as listed on the most recent company 10Q or 10K.
[4] On January 18, 1999, Trivest made an offer of $30 a share for WLFI. On
    March 30, Trivest increased the offer to $33 a share. On April 21, Hancock Park Associates made WLFI an offer of $33.50 a share. On May 5, WLFI announced that the Company had accepted an amended offer by Trivest of $34.75 a share.
[5] Rock Bottom financials for the year ended 12/31/98 exclude a charge of $1.8 million related to start-up costs and a gain of $138,441 for restructuring costs accruals.
[6] Vestar completed the acquisition of Sheridan Healthcare on May 10, 1999. [7] The MWI offer analysis is calculated by taking the aggregate number of shares of common stock outstanding as of 5/11/99 times the offer price of $10.00 per share, in order to provide a consistent analysis for evaluating the cash consideration to the public non-affiliate stockholders.
[8] Net income is presented before discontinued operations or extraordinary items.
[9] The ranking shows Meadowcraft's position within the above universe of comparable transactions.

WACHOVIA SECURITIES, INC.                               Investment Banking Group


                           Acquisition Premiums Paid

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  Project Tara
                 Analysis of Premiums Paid for M&A Transactions
                           in the Furniture Industry
                      From November 1, 1998 to May 7, 1999

                                                                                       Offer      Stock Price      Premium/
   Date                                                                              Price per   52 Week High     (discount)
Announced [1]       Acquiror Name                        Target Name                   Share    at Announcement  to 52 Week High
------------- ---------------------------------   --------------------------------   ---------  ---------------  ---------------
Announced or Pending Transactions
-----------------------------------------------

01/18/99      Trivest Furniture Corporation       WinsLoew Furniture, Inc. [2]        $34.75        $29.00           19.8%

03/24/99      Warburg Pincus & Co.                Knoll, Inc.                          25.00         40.63          (38.5%)

03/26/99      Bruckmann, Rosser, Sherrill & Co.   Cort Business Services Corp.         26.50         48.00          (44.8%)

05/06/99      Falcon Products, Inc.               Shelby Williams Industries, Inc.     16.50         16.00            3.1%



04/09/99      SRB-MWI, LLC                        Meadowcraft, Inc.                   $10.00        $16.75          (40.3%)




                                                       Premium         Premium           Premium             Premium
   Date                                              1 day prior    1 week prior      4 weeks prior       12 weeks prior
Announced [1]       Acquiror Name                    to Ann. Date   to Ann. Date       to Ann. Date        to Ann. Date
------------- ---------------------------------      ------------   ------------      -------------       --------------
Announced or Pending Transactions
-----------------------------------------------
01/18/99
                                                          28.7%           36.3%             35.6%               77.1%
03/24/99
                                                          63.9%           35.6%             30.7%              (13.8%)
03/26/99
                                                          58.2%           66.3%             60.0%                9.3%
05/06/99
                                                          20.0%           24.5%             66.0%               28.8%

           Mean                                           42.7%           40.7%             48.1%               25.3%
           Median                                         43.5%           35.9%             47.8%               19.0%
04/09/99
                                                          64.9%           66.7%             77.8%              (12.1%)

----------------------------------
Source: Bloomberg and press releases
[1] Reflects date of first announcement. In some cases, offers have been amended at later dates.
[2] On January 18, 1999, Trivest made an offer of $30 a share for WLFI. On
    March 30, Trivest increased the offer to $33 a share. On April 21, Hancock Park Associates made WLFI an offer of $33.50 a share. On May 5, WLFI announced that the Company had accepted an amended offer by Trivest of $34.75 a share. For analysis purposes, 1/18/99 has been used as the announcement date to evaluate the premium for the current offer premium.

WACHOVIA SECURITIES, INC.                               Investment Banking Group



                                  Project Tara
            Analysis of Premiums Paid for Going Private Transactions
                      From November 1, 1998 to May 7, 1999

                                                                                Offer      Stock Price        Premium/
   Date                                                                       Price per   52 Week High       (discount)
Announced [1] Acquiror Name                     Target Name                     Share    at Announcement   to 52 Week High
------------- --------------------------------- ----------------------------- ---------  ---------------   ---------------
Announced or Pending Transactions
---------------------------------
 12/08/98     Vestar Capital Group              St. John Knits                  $30.00        $47.75           (37.2%)
 01/18/99     Trivest Furniture Corporation     WinsLoew Furniture, Inc. [2]     34.75         29.00            19.8%
 01/27/99     RB Capital Inc.                   Rock Bottom Brewery              10.00          8.63            15.9%
 03/24/99     Warburg Pincus & Co.              Knoll, Inc.                      25.00         40.63           (38.5%)
 03/25/99     Vestar Capital Group              Sheridan Healthcare, Inc. [3]     9.25         17.06           (45.8%)
 03/26/99     Bruckmann, Rosser, Sherrill & Co. Cort Business Services Corp.     26.50         48.00           (44.8%)
 04/05/99     SHP Acquisition, LLC.             Sunstone Hotel Investors [4]      9.75         16.31           (40.2%)




04/09/99      SRB-MWI, LLC                      Meadowcraft, Inc.               $10.00        $16.75           (40.3%)



                     Premium        Premium         Premium        Premium
   Date            1 day prior    1 week prior   4 weeks prior  12 weeks prior
Announced [1]      to Ann. Date   to Ann. Date   to Ann. Date    to Ann. Date
-------------      ------------   ------------   -------------  --------------
 12/08/98              42.9%          44.1%          50.0%           67.8%
 01/18/99              28.7%          36.3%          35.6%           77.1%
 01/27/99              53.8%          53.8%          95.1%           73.9%
 03/24/99              63.9%          35.6%          30.7%          (13.8%)
 03/25/99               8.8%          12.1%          17.5%           10.4%
 03/26/99              58.2%          66.3%          60.0%            9.3%
 04/05/99              33.3%          34.5%          32.2%           (8.2%)

        Mean           41.4%          40.4%          45.9%           30.9%
        Median         42.9%          36.3%          35.6%           10.4%




04/09/99               64.9%          66.7%          77.8%          (12.1%)

------------------------------
Source: Bloomberg and press releases
[1] Reflects date of first announcement. In some cases, offers have been amended at later dates.
[2] On January 18, 1999, Trivest made an offer of $30 a share for WLFI. On
    March 30, Trivest increased the offer to $33 a share. On April 21,
    Hancock Park Associates made WLFI an offer of $33.50 a share. On May 5, WLFI announced that the Company had accepted an amended offer by Trivest of $34.75 a share. For analysis purposes, 1/18/99 has been used as the announcement date to evaluate the premium for the current offer premium.
[3] Vestar completed the acquisition of Sheridan Healthcare on May 10, 1999. [4] The announced offer is for $9.50-$10.00 a share. For analysis purposes, the midpoint of the range, or $9.75 per share, was used. This transaction was not included in the Multiples Paid Analysis for Going Private Transactions due to the difference in accounting treatment between REITs and manufacturing companies, making comparisons not meaningful.

WACHOVIA SECURITIES, INC.                               Investment Banking Group





                             Discounted Cash Flow
                                   Analysis

WACHOVIA SECURITIES, INC.                               Investment Banking Group

                                  Project Tara
          Discounted Cash Flow Analysis -- Operating Cash Flow EBITDA
                           Exit Multiple Method (1)


                                                                          Fiscal Year Ending July 31,
                                                     -----------------------------------------------------------------------
                                                        2000          2001            2002            2003            2004
                                                     --------       --------        --------        --------        --------
                                                                      ($ in thousands, except per share data)
EBITDA                                               $ 35,804       $ 39,533        $ 43,540        $ 47,843        $ 52,461

Depreciation and amortization                           7,632          8,410           9,583          10,920          12,443
Interest expense                                        3,652          3,021           2,348           1,279             544
Other expenses                                             --             --              --              --              --
                                                     --------       --------        --------        --------        --------
  Pre-tax income                                       24,519         28,102          31,609          35,644          39,474
Provision for income taxes                              9,121         10,454          11,758          13,260          14,684
                                                     --------       --------        --------        --------        --------
Net income                                           $ 15,398       $ 17,648        $ 19,850        $ 22,385        $ 24,790
                                                     --------       --------        --------        --------        --------
    Add: Depreciation & amortization                    7,632          8,410           9,583          10,920          12,443
    Add: After-tax interest expense                     2,294          1,897           1,475             803             342
    Less: Net additions to working capital (2)          1,986         (2,462)         (1,874)         (1,891)         (1,903)
    Less: Capital expenditures                         (3,515)        (8,410)         (9,583)        (10,920)        (12,443)
                                                     --------       --------        --------        --------        --------
        Operating cash flow                          $ 23,795       $ 17,084        $ 19,451        $ 21,296        $ 23,229
                                                     --------       --------        --------        --------        --------
              Cash flow growth                                         -28.2%           13.9%            9.5%            9.1%

                          EQUITY VALUATION MATRIX (3)

Discount                        EBITDA Exit Multiple (5)
Rate([4])              5.5x         6.0x          6.5x           7.0x
---------           --------      --------      --------      --------
           13.0%    $203,679      $217,916      $232,153      $246,389
           15.0%     187,064       200,105       213,146       226,187
           17.0%     172,013       183,977       195,941       207,905
                                                              --------
Average Valuation of Equity                                   $207,206
                                                              --------
Per Share Valuation of Equity                                 $  10.51
                                                              --------

----------------------------------

[1] Projections based upon FY 1999 and FY 2000 Company forecasts and assumptions provided by the Company for the fiscal years thereafter. Assumes closing of transaction on or around July 31, 1999.
[2] Excluding cash and short-term debt.
[3] Less debt (net of cash) of $26,513.
[4] Discount rates are estimates of WACC.
[5] Applied to FY 2004 results.

WACHOVIA SECURITIES, INC.                               Investment Banking Group


                                  Project Tara
           Discounted Cash Flow Analysis -- Free Cash Flow Net Income
                           Exit Multiple Method (1)

                                                                          Fiscal Year Ending July 31,
                                                     -----------------------------------------------------------------------
                                                        2000          2001            2002            2003            2004
                                                     --------       --------        --------        --------        --------
                                                                      ($ in thousands, except per share data)
EBITDA                                               $ 35,804       $ 39,533        $ 43,540       $ 47,843        $ 52,461

Depreciation and amortization                           7,632          8,410           9,583         10,920          12,443
Interest expense                                        3,652          3,021           2,348          1,279             544
Other expenses                                             --             --              --             --              --
                                                     --------       --------        --------       --------        --------
  Pre-tax income                                       24,519         28,102          31,609         35,644          39,474
Provision for income taxes                              9,121         10,454          11,758         13,260          14,684
                                                     --------       --------        --------       --------        --------
Net income                                           $ 15,398       $ 17,648        $ 19,850       $ 22,385        $ 24,790
                                                     ========       ========        ========       ========        ========
    Add:  Depreciation & amortization                   7,632          8,410           9,583         10,920          12,443
    Less: Mandatory debt repayments                    (1,395)        (2,790)         (2,790)       (11,843)           (400)
    Less: Net additions to working capital [2]          1,986         (2,462)         (1,874)        (1,891)         (1,903)
    Less: Capital expenditures                         (3,515)        (8,410)         (9,583)       (10,920)        (12,443)
                                                     --------       --------        --------       --------        --------
        Free cash flow                               $ 20,107       $ 12,396        $ 15,187       $  8,650        $ 22,487
                                                     ========       ========        ========       ========        ========
                              Cash flow growth                         -38.3%           22.5%         -43.0%          159.9%

                            EQUITY VALUATION MATRIX

Discount                    Net Income Exit Multiple (4)
Rate([3])             11.5x         12.0x         12.5x         13.0x
---------           --------      --------      --------      --------
 15.0%              $194,704      $200,866      $207,029      $213,191
 17.0%               180,624       186,277       191,931       197,584
 19.0%               167,862       173,056       178,250       183,444
                                                              --------
Average Valuation of Equity                                   $189,568
                                                              --------
Per Share Valuation of Equity                                 $   9.62
                                                              --------

[1] Projections based upon FY 1999 and FY 2000 Company forecasts and assumptions provided by the Company for the fiscal years thereafter. Assumes closing of transaction on or around July 31, 1999.
[2] Excluding cash and short-term debt.
[3] Discount rates are estimates of the cost of equity.
[4] Applied to FY 2004 results.